Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Silver Point Private Credit Fund (the “Fund”) on Form 10-Q for the period ending September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony DiNello, as Chief Executive Officer of the Fund, and Jesse Dorigo, as Chief Financial Officer of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: November 12, 2026	By:	/s/ Anthony DiNello
Anthony DiNello
Chief Executive Officer

Date: November 12, 2026	By:	/s/ Jesse Dorigo
Jesse Dorigo
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.